ORDER FOR SUPPLIES OR SERVICES

PAGE 1 OF PAGES 2

IMPORTANT: Mark all packages and papers with contract and/or order numbers.

1. DATE OF ORDER: See Block 22
2. CONTRACT NO. *(if any)*:
3. ORDER NO.: 80NSSC18P2229
4. REQUISITION/REFERENCE NO.: 4200666354

5. ISSUING OFFICE (Address correspondence to)
NASA
Shared Services Center (NSSC)
Building 1111, Jerry Hlass Road
Stennis Space Center MS 39529-0001

6. SHIP TO:
a. NAME OF CONSIGNEE: See Schedule
b. STREET ADDRESS: Building 1111, Jerry Hlass Road
c. CITY: Stennis Space Center
d. STATE: MS
e. ZIP CODE: 39529-0001
f. SHIP VIA

7. TO:
a. NAME OF CONTRACTOR: HYPERSCIENCES, INC.
b. COMPANY NAME
c. STREET ADDRESS: 522 N Fiske Bay #1
d. CITY: Spokane
e. STATE: WA
f. ZIP CODE: 99202

8. TYPE OF ORDER
[X] a. PURCHASE
Reference Your ______
Please furnish the following on the terms and conditions specified on both sides of this order and on the attached sheet, if any, including delivery as indicated.

[ ] b. DELIVERY - Except for billing instructions on the reverse, this delivery order is subject to instructions contained on this side only of this form and isissued subject to the terms and conditions of the above-numbered contract.

9. ACCOUNTING AND APPROPRIATION DATA
See Continuation Sheet If Applicable

10. REQUISITIONING OFFICE

11. BUSINESS CLASIFICATION (*Check appropriate box(es)*)
[X] a. SMALL
[ ] b. OTHER THAN SMALL
[ ] c. DISADVANTAGED
[ ] d. WOMEN-OWNED
[ ] e. HUBZone
[ ] f. SERVICE-DISABLED VETERAN-OWNED
[ ] g. WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOSB PROGRAM
[ ] h. EDWOSB

12. F.O.B. POINT: Destination

13. PLACE OF
a. INSPECTION: Destination
b. ACCEPTANCE: Destination

14. GOVERNMENT B/L NO.

15. DELIVER TO F.O.B POINT ON OR BEFORE (*Date*): 01/25/2019

16. DISCOUNT TERMS: Net 30 days

17. SCHEDULE (*See reverse for rejections*)

ITEM NO. (a)	SUPPLIES OR SERVICES (b)	QUANTITY ORDERED (c)	UNIT (d)	UNIT PRICE (e)	AMOUNT (f)	QUANTITY ACCEPTED (g)
	See Continuation Sheet If Applicable					

18. SHIPPING POINT
19. GROSS SHIPPING WEIGHT
20. INVOICE NO.

17(h) TOT. (*Cont. pages*): $124,290.00

SEE BILLING INSTRUCTIONS ON REVERSE

21. MAIL INVOICE TO:
a. NAME
b. STREET ADDRESS (*or P.O. Box*)
https://www.nssc.nasa.gov/vendorpayment
NSSC-AccountsPayable@nasa.gov
c. CITY
d. STATE
e. ZIP CODE

17(i) GRAND TOTAL: $124,290.00

22. UNITED STATES OF AMERICA
BY (*Signature*) JULIE DELGADO
Digitally signed by JULIE DELGADO
Date: 2018.07.25 08:21:59 -05'00'

23. NAME (*Typed*): Julie Delgado
TITLE: CONTRACTING/ORDERING OFFICER

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition not usable
OPTIONAL FORM 347 (REV. 2/2012)
Prescribed by GSA/FAR 48 CFR 53.213 (f)

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED 80NSSC18P2229	Page 2 of 2

NAME OF OFFEROR OR CONTRACTOR HYPERSCIENCES, INC.

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Accepted by Contractor: [signature] Signature Date MARK C. Russell Name CEO Title				
0001	80NSSC18P2229/SBIR 2018-I Obligated Amount $124,290.00 Purchase Requisition: 4200666354 Fund: SPTX22018D Appropriation: 8018/190131 Amount: $124,290.00				$124,290.00

OPTIONAL FORM 336 (4-86)
Sponsored by GSA FAR (48 CFR) 53.110

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SECTION A – SOLICITATION/CONTRACT FORM

52.213-4 Terms and Conditions - Simplified Acquisitions (Other Than Commercial Items). (JAN 2018)

SECTION B – SUPPLIES OR SERVICES AND PRICES/COST

1852.216-78 Firm Fixed Price. (DEC 1988)

The total firm fixed price of this contract is $124,290.00.

 (End of clause)

The Contractor shall provide all resources (except as may be expressly stated in the contract as furnished by the Government) necessary to deliver and/or perform the items below in accordance with the Description incorporated below.

Items	Schedule of Events	Due Date	Distribution
1	Initial Invoice Certification	Immediately prior to Initial Invoice submission	Electronic Handbook (EHB)
2	IT Security Management Plan	08/27/2018	EHB
3	Interim Demonstration Report	10/27/2018	EHB
4	Interim Invoice Certification	Immediately prior to Interim Invoice submission	EHB
5

Final Report, Final Summary Chart, and Final New Technology Summary Report (NTSR)*

Final Invoice Certification

Both Final NTSR and New Technology Report (NTR) are required when there is reportable new technology**

		End of Contract	Final Report, Final Summary Chart - EHB Final Invoice Certification – EHB Final NTSR/NTR - NTTS via EHB

* The NTSR lists all reportable new technology as a result of this effort or certifies that there was none.

** Reference: 1852.227-72 and Part 1.8 New Technology Reporting of the contract.

SECTION C – DESCRIPTION/SPECIFICATIONS

The Contractor shall provide the item or services specified in Section B in accordance with the following:

The Contractor’s 2018 – SBIR Phase I proposal number Z9.01-1994 entitled, “Low Cost Nano and Micro Satellite Launch Stage and Automated Hypersonic Test Platform” is hereby incorporated into this contract by reference as the Statement of Work. The following documents of said proposal contain proprietary information, and shall therefore not be released outside of the Government: The proposal section and budget.

SECTION D – PACKING AND MARKING

1852.211-70 Packaging, Handling, and Transportation. (SEP 2005)

SECTION E – INSPECTION AND ACCEPTANCE

52.246-9 Inspection of Research and Development (Short Form). (APR 1984)

1852.246-72 Material Inspection and Receiving Report. (APR 2015)

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(a) At the time of each delivery to the Government under this contract, the Contractor shall prepare and furnish a Material Inspection and Receiving Report (DD Form 250 series). The forms shall be prepared and distributed as follows: See Subpart 1.1 Deliverables in “PART 1 –DELIVERABLES AND REPORTS”

(b) The Contractor shall prepare the DD Form 250 in accordance with NASA FAR Supplement 1846.6. The Contractor shall enclose the copies of the DD Form 250 in the package or seal them in a waterproof envelope, which shall be securely attached to the exterior of the package in the most protected location.

(c) When more than one package is involved in a shipment, the Contractor shall list on the DD Form 250, as additional information, the quantity of packages and the package numbers. The Contractor shall forward the DD Form 250 with the lowest numbered package of the shipment and print the words "CONTAINS DD FORM 250" on the package.

(End of clause)

SECTION F - DELIVERIES OR PERFORMANCE

The period of performance of this contract is 07/27/2018 through 01/25/2019.

(End of clause)

52.242-15 Stop-Work Order. (AUG 1989)

SECTION G – CONTRACT ADMINISTRATION DATA

SBIR/STTR PHASE I INVOICES AND PAYMENT

(A)

 The Contractor shall submit each invoice electronically through the Department of Treasury’s Invoice Processing Platform (IPP). No other copies shall be sent to the NSSC, the Contracting Officer (CO), Finance Office, or the Technical Monitor (TM). Failure to comply with this clause may delay payment to the Contractor.

(B)

 Invoices shall be submitted through IPP as prescribed by NFS 1852.232-80 and in accordance with the following schedule:

Invoice	Schedule	Amount
1	Initial Invoice Certification and Invoice – Period of Performance Start Date	$41,430.00
2	Interim Invoice Certification and Invoice -Three (3) months following contract Period of Performance Start Date	$41,430.00
3	Final Report, Final Summary Chart, and Final New Technology Summary Report (NTSR)* - End of Contract Both NTSR and New Technology Report (NTR) are required when there is reportable new technology**	$41,430.00
Total		$124,290.00

* The NTSR lists all reportable new technology developed during the period of performance or certifies that there was none.

** Reference: 1852.227-72 and Part 1.8 New Technology Reporting of the contract.

1852.227-72 Designation of New Technology Representative and Patent Representative. (APR 2015)

(a)

For purposes of administration of the clause of this contract entitled "New Technology-Other than a Small Business Firm or Nonprofit Organization" or "Patent Rights--Ownership by the Contractor," whichever is included,

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the installation New Technology and Patent Representatives identified at  http://prod.nais.nasa.gov/portals/pl/new_tech_pocs.html are hereby designated by the Contracting Officer to administer such clause for the appropriate installation:

See Attachment 1: Distribution List

(b)

Disclosures of reportable items and of subject inventions, interim new technology summary reports, final new technology summary reports, utilization reports, and other reports required by the applicable “New Technology” or “Patent Rights-Ownership by the Contractor” clause, as well as any correspondence with respect to such matters, shall be directed to the New Technology Representative unless transmitted in response to correspondence or request from the Patent Representative. Inquiries or requests regarding disposition of rights, election of rights, or related matters shall be directed to the Patent Representative. This clause shall be included in any subcontract hereunder requiring a "New Technology-Other than a Small Business Firm or Nonprofit Organization" clause or "Patent Rights--Ownership by the Contractor" clause, unless otherwise authorized or directed by the Contracting Officer. The respective responsibilities and authorities of the aforementioned representatives are set forth in 1827.305-270 of the NASA FAR Supplement.

(End of clause)

1852.232-80 Submission of Vouchers/Invoices for Payment. (APR 2018)

(a)

The designated payment office is the NASA Shared Services Center (NSSC) located at FMD Accounts Payable, Bldg. 1111, Jerry Hlass Road, Stennis Space Center, MS 39529.

(b)

Except for classified vouchers, the Contractor shall submit all vouchers and invoices using the steps described at NSSC’s Vendor Payment information web site at: https://www.nssc.nasa.gov/vendorpayment. Please contact the NSSC Customer Contact Center at 1-877-NSSC123 (1-877-677-2123) with any additional questions or comments.

(c)

Payment requests.

(1)

The payment periods are stipulated in the payment clause(s) contained in this contract.

(2)

Vouchers submitted under cost-type contracts and invoices submitted under fixed-price contracts shall include the items delineated in FAR 32.905(b) supported by relevant back-up documentation. Back-up documentation shall include at a minimum, the following information:

(i)

Vouchers.

(A)

Breakdown of billed labor costs and associated contractor generated supporting documentation for billed direct labor costs to include rates used and number of hours incurred.

(B)

Breakdown of billed other direct costs (ODCs) and associated contractor generated supporting documentation for billed ODCs.

(C)

Indirect rate(s) used to calculate the amount of billed indirect expenses.

(D)

Progress reports, as required.

(ii)

Invoices.

(E) Description of goods and services delivered as part of the contract’s terms and conditions, including the dates of delivery/performance.

(F)

Progress reports, as required.

(G)

Date goods and services were performed.

(iii)

Fee vouchers.

(H)

Listing of all provisionally-billed fee by period or date earned since contract award.

(I)

 A reconciliation of all billed and earned fee.

(J)

 A clear explanation of the fee calculations.

(d)

Non-electronic payment requests. The Contractor may submit a non-electronic voucher/invoice using the steps for non-electronic payment requests described at https://www.nssc.nasa.gov/vendorpayment, when any of the following conditions are met:

(1)

The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor.

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(2)

The contract includes provisions allowing the contractor to submit vouchers or invoices using the steps for non-electronic payment requests. In such instances the Contractor agrees to submit non-electronic payment requests using the method or methods specified in Section G of the contract.

(e)

Improper vouchers/invoices. The NSSC Payment Office will notify the contractor of any apparent error, defect, or impropriety in a voucher/invoices within seven calendar days of receipt by the NSSC Payment Office. Inquiries regarding requests for payment should be directed to the NSSC as specified in paragraph (b) of this section.

(f)

Other payment clauses. In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.

(g)

In the event that amounts are withheld from payment in accordance with provisions of this contract, a separate payment request for the amount withheld will be required before payment for that amount may be made.

(End of clause)

SBIR/STTR SUBMITTALS THROUGH THE NASA ELECTRONIC HANDBOOK (EHB)

PART 1 –DELIVERABLES AND REPORTS

1.1

Deliverables

Deliverables are due in accordance with the Deliverable Schedule in Section G. A DD Form 250 is required for each hard deliverable submitted to the appropriate NASA Center. One signed copy shall be submitted with the deliverable and one copy shall be uploaded to the EHB.

1.2

Report Submission

All reports shall be submitted/uploaded into EHB. Instructions for the electronic submission process are available to contractors on the NASA SBIR home page at http://sbir.nasa.gov.

1.3

IT Security Management Plan

It is due 08/27/2018, which is 30 days from the period of performance start date. See Attachment 3 for the approved IT Security Management Plan Template.

1.4

Interim Demonstration Report

(1)

At the end of month three (3) of contract performance the Contractor shall submit an interim technical demonstration report of all work accomplished. The report shall be in narrative form, be brief, and informal. This report shall include:

(i)

A quantitative description of work performed during the period;

(ii)

An indication of any current problems, which may impede performance or impact program schedule or cost, and proposed corrective action;

(iii)

A discussion of the work to be performed during the next reporting period;

(iv)

A description of any changes to the planned use of subcontractors since contract award; and

(v)

Estimated percentage of physical completion of the contract.

80NSSC18P2229

This report shall be submitted via the NASA SBIR Contract Administration Electronic Handbook. Instructions for the electronic submission process are available on the NASA SBIR Home Page at  http://sbir.nasa.gov.

(2)

The Interim Demonstration Report and the Final Report shall be submitted in accordance with the delivery schedule.

1.5

Final Report and Final Summary Chart

The Contractor shall submit a Final Report within the period of performance or by the last day of this contract. The report shall be in narrative form documenting and summarizing the results of the entire contract work. The following instructions apply to the final reports and are in addition to the requirements of the NFS 1852.227-11 "Patent Rights- Ownership by the Contractor (APR 2015)" clause of this contract.

(i)

The final report should indicate in detail the project objectives, work carried out, results obtained, and assessment of technical feasibility. The potential applications of the project results in Phase III both for NASA purposes and for commercial purposes shall also be included. Rights to both interim and final report data shall be in accordance with clause 52.227-20, Rights in Data -- SBIR Program, of this contract.

(ii)

The Contractor shall mark all pages of reports (except the final summary chart described below) with the SBIR Rights Notice set forth in clause 52.227-20.

(iii)

In accordance with 1852.235-73, the last page of the final report shall be a completed Standard Form (SF) 298.

(iv)

The final report shall also serve as the last demonstration report.

(v)

A final summary chart shall be submitted electronically as a separate final deliverable via the NASA SBIR EHB. The final summary chart provides a brief description of the research carried out, including the results, and future infusion and/or commercialization plans. Proprietary data shall not be included in the final summary chart. The chart shall be submitted without restriction for NASA publication. See Attachment 2 to this contract for the Final Summary Chart Template.

The below legend must be affixed to the cover page of the Final Report with the Contract No. filled in:

SBIR RIGHTS NOTICE (DEC 2007)

These SBIR data are furnished with SBIR rights under Contract No. ____ (and subcontract _____, if appropriate). For a period of 4 years, unless extended in accordance with FAR 27.409(h), after acceptance of all items to be delivered under this contract, the Government will use these data for Government purposes only, and they shall not be disclosed outside the Government (including disclosure for procurement purposes) during such period without permission of the Contractor, except that, subject to the foregoing use and disclosure prohibitions, these data may  be disclosed for use by support Contractors. After the protection period, the Government has a paid-up license to use, and to authorize others to use on its behalf, these data for Government purposes, but is relieved of all  disclosure prohibitions and assumes no liability for unauthorized use of these data by third parties. This notice shall be affixed to any reproductions of these data, in whole or in part.

(END OF NOTICE)

1.6

Reporting - Export Control

For reports and documents that are export controlled, the below applicable statements (italicized below) shall be included on the front page of the report, and Export Administrator and Technical Monitor (TM) review/approval is required.

(i)

International Traffic in Arms Regulations (ITAR) Notice

80NSSC18P2229

This item (identification number) falls under the purview of the U.S. Munitions List (USML), as defined in the International Traffic in Arms Regulations (ITAR), 22 CFR 120-130, and is export controlled. It shall not be transferred to foreign nationals, in the U.S. or abroad, without specific approval from the Department of States Directorate of Defense Trade Controls and/or unless an export, license/license exemption is obtained/available from the United States Department of State. Violations of these regulations are punishable by fine, imprisonment, or both.

(ii)

Export Administration Regulations (EAR) Notice

This document contains information within the purview of the Export Administration Regulations (EAR), 15 CFR 730-774, and is export controlled. It may not be transferred to foreign nationals in the U.S. or abroad without specific approval of a knowledgeable NASA export control official, and/or unless an export license/license exception is obtained/available from the Bureau of Industry and Security, United States Department of Commerce. Violations of these regulations are punishable by fine, imprisonment, or both.

1.7

Reporting - Proprietary Information

Proprietary information constitutes a trade secret, proprietary commercial or financial information, confidential personal information or data affecting the national security. Inclusion of proprietary information is highly discouraged unless it is required for the validity of the report. If it is required, approval to include it in the report shall be granted by the Technical Monitor (TM) and Contracting Officer (CO). The Contractor is required to provide a draft of the report to the TM and CO clearly reflecting what pages contain propriety data before uploading the report into the EHB. THE WHOLE REPORT CANNOT BE PROPRIETARY.

*If your report contains proprietary data, the following legend (italicized below) should be included on the cover page of the report:

This proposal or document includes sensitive information that NASA shall not disclose outside the Agency and its service providers that support management activities and administrative functions. To gain access to this sensitive information, a service provider’s contract must contain the clause at NFS 1852.237-72, Access to Sensitive Information. Consistent with this clause, the service provider shall not duplicate, use, or disclose the information in whole or in part for any purpose other than to perform the services specified in its contract.  This restriction does not limit the Government's right to use this information if it is obtained from another source without restriction. The information subject to this restriction is contained on pages [insert page numbers or other identification of pages].

**Each individual page of sensitive information the contractor wishes to restrict must have the below legend (italicized below) affixed to the footer of the page:

Use or disclosure of sensitive information contained on this page is subject to the restriction on the title page of this proposal or document.

1.8

New Technology Reporting

(i)

New Technology Report (NTR)

In accordance with FAR Clause 52.227-11(c) and NFS Clause 1852.227-11 (1), the contractor shall disclose in writing each subject invention developed under this contract. NASA highly encourages that the written disclosure be submitted in the form of a NTR. Additional information can be obtained within the clauses or by accessing  http://invention.nasa.gov.

The NTR shall be submitted to the NASA New Technology Transfer System (NTTS) via the EHB.

(ii)

New Technology Summary Report (NTSR)

In accordance with FAR Clause 52.227-11(c) and NFS Clause 1852.227-11 (1), whether a NTR has been submitted disclosing an invention or not, a final NTSR shall be submitted. The final NTSR lists all subject inventions or

80NSSC18P2229

certifies that there were none. The NTSR is due at the end of the performance period of the contract (reference: schedules in Sections B and G of the contract). If a NTR has not been submitted for technology listed in the final NTSR, one will need to be submitted at this time. Additional information can be obtained within the clauses or by accessing http://invention.nasa.gov.

The NTSR shall be submitted to NTTS via the EHB.

(iii)

New Technology Certification of Compliance

THIS IS NOT A CONTRACTUAL DELIVERABLE. The certification of compliance is a NASA requirement and is issued by the NASA New Technology Office. After submission of your required new technology reporting via the EHB, it will be reviewed by a representative of the NASA New Technology Office for completeness and compliance. After review that the correct report(s) has been accurately submitted, the new technology representative will issue a certification of compliance. *Note* Issuance of the New Technology Certification of Compliance is a requirement for NASA to complete final invoice payment (see Part 2.4 below for additional details)

PART 2 – INVOICES

2.1

1 Invoices

Contractor shall submit proper invoices via IPP as prescribed by NFS 1852.232-80 and in accordance with the contract payment schedule. For the invoice, no copies are required. No other copies shall be sent to the NSSC, the Contracting Officer, Finance Office, or the Technical Monitor (TM). Failure to follow the requirements stipulated herein will delay payment.

Along with the invoice, the contractor shall complete the pre-set invoice certification in the EHB as reflected in NFS 1852.219-85.

2.2

Invoice Certification

Although invoices are submitted via IPP, as a condition for payment under this contract, invoice certifications shall be completed in the EHB for each individual invoice. The certification is pre-set in the EHB and it shall be completed before uploading each invoice in IPP.

The contractor is required to indicate “Not Applicable” or “NA” for statements that are not applicable to the contract. The contractor shall accurately complete the certification in its entirety.

2.3

Advance Payments

Payments of the first and second invoices are considered Advance Payments. For the purpose of the Advance Payments clause, the contractor must comply with all material requirements of the contract before advance payments can be released. Material requirements include submittal of all required deliverables along with the IT Security Management Plan, the Interim Demonstration Report, proper invoices and invoice certifications.

2.4

4 Final Payments

The final invoice payment is based upon successful performance of all requirements of the contract. Successful performance is defined by receipt and acceptance of each deliverable by the TM. For NTSR and NTR requirements, successful performance is defined by the receipt, acceptance and issuance of a Certification of Compliance by the NASA/Center New Technology Office with concurrence from the Patent Representative (reference: NFS 1827.305 (e) Administration of the Patent Rights Clauses). Any payment may be withheld if the required deliverables have not been submitted and accepted by the TM and until all required approvals and certifications are received.

(End of Part)

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PART 3 – LATE DELIVERABLES AND EXTENSIONS, REQUEST FOR PROPOSAL AND PHASE II FOLLOW-ON CONTRACT, AND DATA RIGHTS

3.1

Late Deliverables

In the event that the Contractor anticipates difficulty in complying with the contract delivery schedule, the  Contractor shall notify the CO and TM immediately, in writing, giving pertinent details, including the date by which it expects to make delivery; provided, however, that this does not constitute a waiver by the Government or approval of a contract delivery schedule. The Contractor has the opportunity to request an extension with a justification and proposed consideration. Timeliness will be part of the past performance evaluation. NASA expects the Contractor to meet its contractual obligations by staying on schedule.

3.2

Extension Request

Extensions are not normally authorized on Phase I contracts because all the deliverables as well as the Phase II proposal are due the last day of the original period of performance. However, if an extension is warranted, the firm will have to provide justification for the extension and an acceptable consideration in exchange for the extension. Also, the firm must request an extension at least 30 days prior to the contract period of performance end date. Only a 30-day extension to submit final deliverables will be considered, however this does not guarantee that your proposal will be evaluated since the Phase II proposal would still be due at the last day of the original period of performance.

3.3

Request for Proposal for Phase II Follow-on Contract

(a)

This Phase I contract serves as a request for proposal for an SBIR Phase II follow-on contract except: (i) when NASA notifies the contractor that the area or topic of research is no longer suitably high enough within the Agency's research priorities; or (ii) when NASA notifies the contractor that the Phase I research results are not worthy of continuation. Submission of a Phase II proposal is strictly voluntary and NASA assumes no responsibility for proposal preparation costs. Phase II proposals are due at the end of the Phase I contract. If interested in competing for a Phase II award, THE PHASE II PROPOSALS SHALL BE RECEIVED BY THE GOVERNMENT NO LATER THAN 5:00 pm EST ON THE LAST DAY OF THE PHASE I CONTRACT ORIGINAL PERIOD OF PERFORMANCE END DATE. LATE AND INCOMPLETE PROPOSALS MAY BE ELIMINATED FROM FURTHER CONSIDERATION FOR PHASE II AWARDS.

(b)

Please see the FY 2018 NASA SBIR/STTR Solicitation for guidance on submitting a Phase II proposal.

3.4

Data Rights

NASA shall protect from disclosure and non-governmental use of SBIR technical data developed from work performed under a SBIR funding agreement for a period of no less than 4 years form delivery of the last deliverable under that agreement (Phase I, Phase II, or Federally-funded SBIR Phase III) unless the agency obtains permission to disclose such SBIR technical data from the awardee. The Government shall retain a royalty-free license for Government use of any technical data delivered under an SBIR funding agreement, whether patented or not.

The SBIR data rights shall not be the subject of negotiations pertaining to the award of an SBIR Phase III award or diminished or removed during award administration.

(End of part)

SECTION H – SPECIAL CONTRACT REQUIREMENTS

1852.235-71 Key Personnel and Facilities. (MAR 1989)

(a)

The personnel and/or facilities listed below (or specified in the contract Schedule) are considered essential to the work being performed under this contract. Before removing, replacing, or diverting any of the listed or specified personnel or facilities, the Contractor shall (1) notify the Contracting Officer

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reasonably in advance and (2) submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this contract.

(b)

The Contractor shall make no diversion without the Contracting Officer's written consent; provided that the Contracting Officer may ratify in writing the proposed change, and that ratification shall constitute the Contracting Officer's consent required by this clause.

(c)

The list of personnel and/or facilities (shown below or as specified in the contract Schedule) may, with the consent of the contracting parties, be amended from time to time during the course of the contract to add or delete personnel and/or facilities.

See personnel and facilities listed in proposal incorporated by reference in this contract along with any revisions and Attachment 1: Distribution List.

(End of clause)

1852.235-73 Final Scientific and Technical Reports. (DEC 2006)

1852.235-74 Additional Reports of Work - Research and Development. (FEB 2003)

In addition to the final report required under this contract, the Contractor shall submit the following report(s) to the Contracting Officer:

(a)

Interim Demonstration Reports. The Contractor shall submit an interim report of all work accomplished during period to be reported. In addition to factual data, these reports should include a separate analysis section interpreting the results obtained, recommending further action, and relating occurrences to the ultimate objectives of the contract. Sufficient diagrams, sketches, curves, photographs, and drawings should be included to convey the intended meaning.

(b)

Submission dates. All Interim reports shall be submitted by the date listed on the delivery schedule. The final report shall be submitted the last day of the performance period of the contract.

(End of clause)

SECTION 508 COMPLIANCE

(a)

The Workforce Investment Act of 1998 amended section 508 of the Rehabilitation Act of 1973 to require that:

(1)

When developing, procuring, maintaining or using Electronic and Information Technology (EIT), agencies must ensure that employees with disabilities have access to and use of information and data that is comparable to that for other employees; and

(2)

Members of the public with disabilities seeking information or services from an agency have access to and use of information and data that is comparable to that for members of the public without disabilities.

(b)

Section 508 standards should be taken into consideration in the design of prototypes.  Failure to meet Section 508 standards will impact the Government's ability to make future purchases of the technology developed under this contract. Information regarding Section 508 standards can be obtained at http://www.access-board.gov/508.htm.

(End of clause)

1852.242-72 Denied Access to NASA Facilities (OCT 2015)

SECTION I – CONTRACT CLAUSES

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CLAUSES INCORPORATED BY REFERENCE

52.202-1 Definitions. (NOV 2013)

52.203-3 Gratuities. (APR 1984)

52.203-5 Covenant Against Contingent Fees. (MAY 2014)

52.203-7 Anti-Kickback Procedures. (MAY 2014)

52.203-8 Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity. (MAY 2014)

52.203-10 Price or Fee Adjustment for Illegal or Improper Activity. (MAY 2014)

52.203-12 Limitation on Payments to Influence Certain Federal Transactions. (OCT 2010)

52.204-4 Printed or Copied Double-Sided on Postconsumer Fiber Content Paper. (MAY 2011)

52.204-13 System for Award Management Maintenance. (OCT 2016)

52.219-6 Notice of Total Small Business Set-Aside. (NOV 2011)

52.222-3 Convict Labor. (JUN 2003)

52.222-26 Equal Opportunity (SEPT 2016)

52.222-37 Employment Reports on Veterans. (FEB 2016)

52.222-50 Combating Trafficking in Persons. (MAR 2015)

52.223-18 Encouraging Contractor Policies to Ban Text Messaging While Driving. (AUG 2011)

52.224-2 Privacy Act. (APR 1984)

52.227-1 Authorization and Consent. (DEC 2007) -- Alternate I (APR 1984)

52.227-2 Notice and Assistance Regarding Patent and Copyright Infringement. (DEC 2007)

52.227-20 Rights in Data--SBIR Program. (MAY 2014)

52.229-3 Federal, State, and Local Taxes. (FEB 2013)

52.232-2 Payments under Fixed-Price Research and Development Contracts. (APR 1984)

52.232-9 Limitation on Withholding of Payments. (APR 1984)

52.232-17 Interest. (MAY 2014)

52.232-23 Assignment of Claims. (MAY 2014)

52.232-40 Providing Accelerated Payments to Small Business Subcontractors (DEC 2013)

52.233-1 Disputes. (MAY 2014)

52.233-3 Protest after Award. (AUG 1996)

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52.243-1 Changes - Fixed-Price. (AUG 1987) - Alternate V (APR 1984)

52.244-6 Subcontracts for Commercial Items. (NOV 2017)

52.246-23 Limitation of Liability. (FEB 1997)

52.249-1 Termination for Convenience of the Government (Fixed-Price) (Short Form). (APR 1984)

52.249-9 Default (Fixed-Price Research and Development). (APR 1984)

1852.203-71 Requirement to inform employees of whistleblower rights (AUG 2014)

1852.204-76 Security requirements for unclassified information technology resources. (JAN 2011)

1852.215-84 Ombudsman. (NOV 2011)

1852.219-80 Limitation on Subcontracting - SBIR Phase I Program. (OCT 2006)

1852.227-11 Patent Rights – Ownership by the Contractor. (APR 2015)

1852.235-70 Center for AeroSpace Information. (DEC 2006)

1852.237-73 Release of Sensitive Information. (JUN 2005)

CLAUSES INCORPORATED BY FULL TEXT

52.219-28 Post-Award Small Business Program Rerepresentation. (JUL 2013)

(a)

Definitions. As used in this clause -

"Long-term contract" means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

"Small business concern" means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is "not dominant in its field of operation" when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b)

If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1)

Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of  this clause in the contract.

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(2)

Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3)

For long-term contracts -

(i)

Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)

Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c)

The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards.

(d)

The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e)

Except as provided in paragraph (g) of this clause, the Contractor shall make the rerepresentation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f)

If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g)

If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it _X_ is, is not a small business concern under NAICS Code 541715 assigned to contract number 80NSSC18P2229. The authorized signature and date on contract cover page certify that the Contractor is a small business concern under either 541713, 541714 or 541715.

(End of clause)

52.222-36 Equal Opportunity for Workers With Disabilities (Jul 2014)

(a)

Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60.741.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by the Contractor to employ and advance in employment qualified individuals with disabilities.

(b)

Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of $15,000 unless exempted by rules, regulations, or orders of the Secretary, so that such provisions will be binding upon each subcontractor or vendor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs of the U.S. Department of Labor, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings.

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(End of Clause)

52.227-11 Patent Rights--Ownership by the Contractor. (MAY 2014)

(a)

As used in this clause--

"Invention" means any invention or discovery that is or may be patentable or otherwise protectable under title 35 of the U.S. Code, or any variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.)

"Made" means--

(1)

When used in relation to any invention other than a plant variety, the conception or first actual reduction to practice of the invention; or

(2)

When used in relation to a plant variety, that the Contractor has at least tentatively determined that the variety has been reproduced with recognized characteristics.

"Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)), or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

"Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

"Subject invention" means any invention of the Contractor made in the performance of work under this contract.

(b)

Contractor's rights. (1) Ownership. The Contractor may retain ownership of each subject invention throughout the world in accordance with the provisions of this clause.

(2) License. (i) The Contractor shall retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, unless the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The   Contractor's license extends to any domestic subsidiaries and affiliates within the corporate structure of which the Contractor is a part, and includes the right to grant sublicenses to the extent the Contractor was legally obligated to do so at contract award. The license is transferable only with the written approval of the agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(ii) The Contractor's license may be revoked or modified by the agency to the extent necessary to achieve expeditious practical application of the subject invention in a particular country in accordance with the procedures in FAR 27.302(i)(2) and 27.304- 1(f).

(c)

Contractor's obligations. (1) The Contractor shall disclose in writing each subject invention to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure shall identify the inventor(s) and this contract under which the subject invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding of the subject invention. The disclosure shall also identify any publication, on sale (i.e., sale or offer for sale), or public use of the subject invention, or whether a manuscript describing the subject

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invention has been submitted for publication and, if so, whether it has been accepted for publication. In addition, after disclosure to the agency, the Contractor shall promptly notify the Contracting Officer of the acceptance of any manuscript describing the subject invention for publication and any on sale or public use.

(2)

The Contractor shall elect in writing whether or not to retain ownership of any subject invention by notifying the Contracting Officer within 2 years of disclosure to the agency. However, in any case where publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3)

The Contractor shall file either a provisional or a nonprovisional patent application or a Plant Variety Protection Application on an elected subject invention within 1 year after election. However, in any case where a publication, on sale, or public use has initiated the 1-year statutory period during which valid patent protection can be obtained in the United States, the Contractor shall file the application prior to the end of that statutory period. If the Contractor files a provisional application, it shall file a nonprovisional application within 10 months of the filing of the provisional application. The Contractor shall file patent applications in additional countries or international patent offices within either 10 months of the first filed patent application (whether provisional or nonprovisional) or 6 months from the date permission is granted by the Commissioner of Patents to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4)

The Contractor may request extensions of time for disclosure, election, or filing under paragraphs (c)(1), (c)(2), and (c)(3) of this clause.

(5)

The Contractor may use whatever format is convenient to disclose subject inventions required in subparagraph (c)(1). NASA prefers that the contractor use either the electronic or paper version of NASA Form 1679, Disclosure of Invention and New Technology (Including Software) to disclose subject inventions. Both the electronic and paper versions of NASA Form 1679 may be accessed at the electronic New Technology Reporting Web site http://invention.nasa.gov.

(6)

In addition to the above, the Contractor shall provide the New Technology Representative identified in this contract at 1852.227-72 the following:

(i)

An interim new technology summary report every 12 months (or such longer period as the Contracting Officer may specify) from the date of the contract, listing all subject inventions required to be disclosed during the period or certifying that there were none.

(ii)

A final new technology summary report, within 3 months after completion of the contracted work, listing all subject inventions or certifying that there were none.

(iii)

Upon request, the filing date, serial number and title, a copy of the patent application, and patent number and issue date for any subject invention in any country in which the contractor has applied for patents.

(iv)

An irrevocable power to inspect and make copies of the patent application file, by the Government, when a Federal Government employee is a coinventor.

(d)

Government's rights--(1) Ownership. The Contractor shall assign to the agency, on written request, title to any subject invention--

(i)

If the Contractor fails to disclose or elect ownership to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain ownership; provided, that the agency may request title only within 60 days after learning of the Contractor's failure to disclose or elect within the specified times.

(ii)

In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to

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its receipt of the written request of the agency, the Contractor shall continue to retain ownership in that country.

(iii)  In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(2) License. If the Contractor retains ownership of any subject invention, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced for or on its behalf, the subject invention throughout the world.

(e)

Contractor action to protect the Government's interest. (1) The Contractor shall execute or have executed and promptly deliver to the agency all instruments necessary to-

(i)

 Establish or confirm the rights the Government has throughout the world in those subject inventions in which the Contractor elects to retain ownership; and

(ii)

Assign title to the agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection and plant variety protection for that subject invention in any country.

(iii)

The Contractor shall, through employee agreements or other suitable Contractor policy, require that its employees “will assign and do hereby assign” to the Contractor all right, title, and interest in any subject invention under this Contract.

(2)

The Contractor shall require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in the Contractor's format, each subject invention in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, as to the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3)

The Contractor shall notify the Contracting Officer of any decisions not to file a nonprovisional patent application, continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response or filing period required by the relevant patent office.

(4)

The Contractor shall include, within the specification of any United States nonprovisional patent or plant variety protection application and any patent or plant variety protection certificate issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by (identify the agency). The Government has certain rights in the invention."

(f)

Reporting on utilization of subject inventions. The Contractor shall submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining utilization of the subject invention that are being made by the Contractor or its licensees or assignees. The reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and other data and information as the agency may reasonably specify. The Contractor also shall provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (h) of this clause. The Contractor also shall mark any utilization report as confidential/proprietary to help prevent

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inadvertent release outside the Government. As required by 35 U.S.C. 202(c)(5), the agency will not disclose that information to persons outside the Government without the Contractor's permission.

(g)

 Preference for United States industry. Notwithstanding any other provision of this clause, neither the Contractor nor any assignee shall grant to any person the exclusive right to use or sell any subject invention in the United States unless the person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for an agreement may be waived by the agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States, or that under the circumstances domestic manufacture is not commercially feasible.

(h)  March-in rights. The Contractor acknowledges  that, with respect to any subject invention in which it has retained ownership, the agency has the right to require licensing pursuant to 35 U.S.C. 203 and 210(c), and in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency in effect on the date of contract award.

(i)  Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it shall--

(1)  Not assign rights to a subject invention in the United States without the written approval of the agency, except where an assignment is made to an organization that has as one of its primary functions the management of inventions, provided, that the assignee shall be subject to the same provisions as the Contractor;

(2)  Share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (but through their agency if the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3)  Use the balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions for the support of scientific research or education; and

(4)  Make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business concerns, and give a preference to a small business concern when licensing a subject invention if the Contractor determines that the small business concern has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business concerns; provided, that the Contractor is also satisfied that the small business concern has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Contractor.

(5)  Allow the Secretary of Commerce to review the Contractor's licensing program and decisions regarding small business applicants, and negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce  when the Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of paragraph (i)(4) of this clause.

(j)

For the purposes of this clause, communications between the Contractor and the Government shall be as specified in the NASA FAR Supplement at 1852.227-72, Designation of New Technology Representative and Patent Representative.

(k)

Subcontracts. (1) The Contractor shall include the substance of this clause, including this paragraph (k), in all subcontracts for experimental, developmental, or research work to be performed by a small business concern or nonprofit organization.

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(2)

The Contractor shall include the clause in the NASA FAR Supplement at 1852.227-70, New Technology-Other than a Small Business Firm or Nonprofit Organization, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, research, design, or engineering work to be performed by other than a small business firm or nonprofit organization. At all tiers, the New Technology-Other than a Small Business Firm or Nonprofit Organization clause shall be modified to identify the parties as follows: references to the Government are not changed, and in all references to the Contractor the subcontractor is substituted for the Contractor so that the subcontractor has all rights and obligations of the Contractor in the clause.

(3)

At all tiers, the patent rights clause must be modified to identify the parties as follows: references to the Government are not changed, and the subcontractor has all rights and obligations of the Contractor in the clause. The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(4)

In subcontracts, at any tier, the agency, the subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (h) of this clause.

(End of clause)

52.232-12 Advance Payments (May 2001) - Alternate IV (APR 1984) and Alternate V (MAY 2001)

(a)

Requirements for payment. Advance payments will be made under this contract (1) upon submission of properly certified invoices or vouchers by the contractor, and approval by the administering office, NSSC Financial Management Division (FMD) – Accounts Payable, or (2) under a letter of credit. The amount of the invoice or voucher submitted plus all advance payments previously approved shall not exceed $82,860.00. If a letter of credit is used, the Contractor shall withdraw cash only when needed for disbursements acceptable under this contract and report cash disbursements and balances as required by the administering office. The Contractor shall apply terms similar to this clause to any advance payments to subcontractors.

(b)

Use of funds. The Contractor may use advance payment funds only to pay for properly allocable, allowable, and reasonable costs for direct materials, direct labor, and indirect costs. Determinations of whether costs are properly allocable, allowable, and reasonable shall be in accordance with generally accepted accounting principles, subject to any applicable subparts of Part 31 of the Federal Acquisition Regulation.

(c)

Repayment to the Government. At any time, the Contractor may repay all or any part of the funds advanced by the Government. Whenever requested in writing to do so by the administering office, the Contractor shall repay to the Government any part of unliquidated advance payments considered by the administering office to exceed the Contractor's current requirements or the amount specified in paragraph (a) of this clause.

(d)

Maximum payment. When the sum of all unliquidated advance payments, unpaid interest charges, and other payments exceed 66 percent of the contract price, the Government shall withhold further payments to the Contractor. On completion or termination of the contract, the Government shall deduct from the amount due to the Contractor all unliquidated advance payments and all interest charges payable. If previous payments to the Contractor exceed the amount due, the excess amount shall be paid to the Government on demand. For purposes of this paragraph, the contract price shall be considered to be the stated contract price of $124,290.00, less any subsequent price reductions under the contract, plus (1) any price increases resulting from any terms of this contract for price redetermination or escalation, and (2) any other price increases that do not, in the aggregate, exceed an amount not higher than 10 percent of the stated contract amount inserted in this paragraph. Any payments withheld under this paragraph shall be applied to reduce the unliquidated advance payments. If full liquidation has been made, payments under the contract shall resume.

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(e)

No interest shall be charged to the prime Contractor for advance payments except for interest charged during a period of default. The terms of this paragraph concerning interest charges for advance payments shall not apply to the prime Contractor. Interest. (1) The Contractor shall pay interest to the Government on the daily unliquidated advance payments at the daily rate in paragraph (e)(3) of this clause. Interest shall be computed at the end of each calendar month for the actual number of days involved. For the purpose of computing the interest charge—

(i)

Advance payments shall be considered as increasing the unliquidated balance as of the date of the advance payment check;

(ii)

Repayments by Contractor check shall be considered as decreasing the unliquidated balance as of the date on which the check is received by the Government authority designated by the Contracting Officer; and

(iii)

Liquidations by deductions from Government payments to the Contractor shall be considered as decreasing the unliquidated balance as of the date of the check for the reduced payment.

(2)

Interest charges resulting from the monthly computation shall be deducted from payments, other than advance payments, due the Contractor. If the accrued interest exceeds the payment due, any excess interest shall be carried forward and deducted from subsequent payments. Interest carried forward shall not be compounded. Interest on advance payments shall cease to accrue upon satisfactory completion or termination of the contract for the convenience of the Government. The Contractor shall charge interest on advance payments to subcontractors in the manner described above and credit the interest to the Government. Interest need not be charged on advance payments to nonprofit educational or research subcontractors, for experimental, developmental, or research work.

(3)

If interest is required under the contract, the Contracting Officer shall determine a daily interest rate based on the rate established by the Secretary of the Treasury under Pub. L. 92-41 (50 U.S.C. App., 1215(b)(2)). The Contracting Officer shall revise the daily interest rate during the contract period in keeping with any changes in the cited interest rate.

(4)

If the full amount of interest charged under this paragraph has not been paid by deduction or otherwise upon completion or termination of this contract, the Contractor shall pay the remaining interest to the Government on demand.

(f)

Lien on property under contract. (1) All advance payments under this contract, together with interest charges, shall be secured, when made, by a lien in favor of the Government, paramount to all other liens, on the supplies or other things covered by this contract and on all material and other property acquired for or allocated to the performance of this contract, except to the extent that the Government by virtue of any other terms of this contract, or otherwise, shall have valid title to the supplies, materials, or other property as against other creditors of the Contractor.

(2)  The Contractor shall identify, by marking or segregation, all property that is subject to a lien in favor of the Government by virtue of any terms of this contract in such a way as to indicate that it is subject to a lien and that it has been acquired for or allocated to performing this contract. If, for any reason, the supplies, materials, or other property are not identified by marking or segregation, the Government shall be considered to have a lien to the extent of the Government's interest under this contract on any mass of property with which the supplies, materials, or other property are commingled. The Contractor shall maintain adequate accounting control over the property on its books and records.

(3)  If, at any time during the progress of the work on the contract, it becomes necessary to deliver to a third person any items or materials on which the Government has a lien, the Contractor shall notify the third person of the lien and shall obtain from the third person a receipt in duplicate acknowledging the existence of the lien. The Contractor shall provide a copy of each receipt to the Contracting Officer.

(4)  If, under the termination clause, the Contracting Officer authorizes the contractor to sell or retain termination inventory, the approval shall constitute a release of the Government's lien to the extent that—

(i)

The termination inventory is sold or retained; and

(ii)

The sale proceeds or retention credits are applied to reduce any outstanding advance payments.

(g)

Insurance. (1) The Contractor shall maintain with responsible insurance carriers—

(i)  Insurance on plant and equipment against fire and other hazards, to the extent that similar properties are usually insured by others operating plants and properties of similar character in the same general locality;

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(ii)  Adequate insurance against liability on account of damage to persons or property; and

(iii)  Adequate insurance under all applicable workers' compensation laws.

(2)  Until work under this contract has been completed and all advance payments made under the contract have been liquidated, the Contractor shall—

(i)

Maintain this insurance;

(ii)

Maintain adequate insurance on any materials, parts, assemblies, subassemblies, supplies, equipment, and other property acquired for or allocable to this contract and subject to the Government lien under paragraph (f) of this clause; and

(iii)

Furnish any evidence with respect to its insurance that the administering office may require.

(h)

Default. (1) If any of the following events occur, the Government may, by written notice to the Contractor, withhold further payments on this contract:

(i)  Termination of this contract for a fault of the Contractor.

(ii)  finding by the administering office that the Contractor has failed to—

(A)

Observe any of the conditions of the advance payment terms;

(B)

Comply with any material term of this contract;

(C)

Make progress or maintain a financial condition adequate for performance of this contract;

(D)

Limit inventory allocated to this contract to reasonable requirements; or

(E)

Avoid delinquency in payment of taxes or of the costs of performing this contract in the ordinary course of business.

(iii)  The appointment of a trustee, receiver, or liquidator for all or a substantial part of the Contractor's property, or the institution of proceedings by or against the Contractor for bankruptcy, reorganization, arrangement, or liquidation.

(iv)  The commission of an act of bankruptcy.

(2)  If any of the events described in paragraph (h)(1) of this clause continue for 30 days after the written notice to the Contractor, the Government may take any of the following additional actions:

(i)

Charge interest, in the manner prescribed in paragraph (e) of this clause, on outstanding advance payments during the period of any event described in paragraph (h)(1) of this clause.

(ii)

Demand immediate repayment by the Contractor of the unliquidated balance of advance payments.

(iii)

Take possession of and, with or without advertisement, sell at public or private sale all or any part of the property on which the Government has a lien under this contract and, after deducting any expenses incident to the sale, apply the net proceeds of the sale to reduce the unliquidated balance of advance payments or other Government claims against the Contractor.

(3)  The Government may take any of the actions described in paragraphs (h)(1) and (h)(2) of this clause it considers appropriate at its discretion and without limiting any other rights of the Government.

(i)

Prohibition against assignment. Notwithstanding any other terms of this contract, the Contractor shall not assign this contract, any interest therein, or any claim under the contract to any party.

(j)

Information and access to records. The Contractor shall furnish to the administering office (1) monthly or at other intervals as required, signed or certified balance sheets and profit and loss statements, and, (2) if requested, other information concerning the operation of the contractor's business. The Contractor shall provide the authorized Government representatives proper facilities for inspection of the Contractor's books, records, and accounts.

(k)

Other security. The terms of this contract are considered to provide adequate security to the Government for advance payments; however, if the administering office considers the security inadequate, the Contractor shall furnish additional security satisfactory to the administering office, to the extent that the security is available.

(l)

Representations. The Contractor represents the following:

(1)

The balance sheet, the profit and loss statement, and any other supporting financial statements furnished to the administering office fairly reflect the financial condition of the Contractor at the date shown or the period covered, and there has been no subsequent materially adverse change in the financial condition of  the Contractor.

(2)

No litigation or proceedings are presently pending or threatened against the Contractor, except as shown in the financial statements.

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(3)

The Contractor has disclosed all contingent liabilities, except for liability resulting from the renegotiation of defense production contracts, in the financial statements furnished to the administering office.

(4)

None of the terms in this clause conflict with the authority under which the Contractor is doing business or with the provision of any existing indenture or agreement of the Contractor.

(5)

The Contractor has the power to enter into this contract and accept advance payments, and has taken all necessary action to authorize the acceptance under the terms of this contract.

(6)

The assets of the Contractor are not subject to any lien or encumbrance of any character except for current taxes not delinquent, and except as shown in the financial statements furnished by the Contractor. There is no current assignment of claims under any contract affected by these advance payment provisions.

(7)

All information furnished by the Contractor to the administering office in connection with each request for advance payments is true and correct.

(8)

These representations shall be continuing and shall be considered to have been repeated by the submission of each invoice for advance payments.

(m)

Covenants. To the extent the Government considers it necessary while any advance payments made under this contract remain outstanding, the Contractor, without the prior written consent of the administering office, shall not—

(1)  Mortgage, pledge, or otherwise encumber or allow to be encumbered, any of the assets of the Contractor now owned or subsequently acquired, or permit any preexisting mortgages, liens, or other encumbrances to remain on or attach to any assets of the Contractor which are allocated to performing this contract and with respect to which the Government has a lien under this contract;

(2)  Sell, assign, transfer, or otherwise dispose of accounts receivable, notes, or claims for money due or to become due;

(3)  Declare or pay any dividends, except dividends payable in stock of the corporation, or make any other distribution on account of any shares of its capital stock, or purchase, redeem, or otherwise acquire for value any of its stock, except as required by sinking fund or redemption arrangements reported to the administering office incident to the establishment of these advance payment provisions;

(4)  Sell, convey, or lease all or a substantial part of its assets;

(5)  Acquire for value the stock or other securities of any corporation, municipality, or Governmental authority, except direct obligations of the United States;

(6)  Make any advance or loan or incur any liability as guarantor, surety, or accommodation endorser for any party;

(7)  Permit a writ of attachment or any similar process to be issued against its property without getting a release or bonding the property within 30 days after the entry of the writ of attachment or other process;

(8)  Pay any remuneration in any form to its directors, officers, or key employees higher than rates provided in existing agreements of which notice has been given to the administering office, accrue excess remuneration without first obtaining an agreement subordinating it to all claims of the Government, or employ any person at a rate of compensation over $ 0 a year;

(9)  Change substantially the management, ownership, or control of the corporation;

(10)  Merge or consolidate with any other firm or corporation, change the type of business, or engage in any transaction outside the ordinary course of the Contractor’s business as presently conducted;

(11)  Deposit any of its funds except in a bank or trust company insured by the Federal Deposit Insurance Corporation or a credit union insured by the National Credit Union Administration;

(12)  Create or incur indebtedness for advances, other than advances to be made under the terms of this contract, or for borrowings;

(13)  Make or covenant for capital expenditures exceeding $ 0 in total;

(14)  Permit its net current assets, computed in accordance with generally accepted accounting principles, to become less than $ 125,000.00 ; or

(15)  Make any payments on account of the obligations listed below, except in the manner and to the extent provided in this contract:

(End of clause)

52.252-2 Clauses Incorporated by Reference. (FEB 1998)

80NSSC18P2229

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): For Federal Acquisition Regulation (FAR) clauses, see  https://www.acquisition.gov/far/index.html . For NASA FAR Supplement (NFS) clauses, see  http://www.hq.nasa.gov/office/procurement/regs/nfstoc.htm.

(End of clause)

1852.219-83 Limitation of the Principal Investigator - SBIR Program. (OCT 2006)

The primary employment of the principal investigator (PI) shall be with the small business concern (SBC)/Contractor during the conduct of this contract. Primary employment means that more than one-half of the principal investigator's time is spent in the employ of the SBC/Contractor. This precludes full-time employment with another organization. Deviations from these requirements must be approved in advance and in writing by the Contracting Officer and are not subject to a change in the firm-fixed price of the contract. The PI for this contract is listed in the proposal incorporated by reference and Attachment 1, Distribution List.

(End of clause)

1852.219-85 Conditions for Final Payment - SBIR and STTR Contracts. (OCT 2006)

As a condition for final payment under this contract, the Contractor shall provide the following certifications as part of its final payment invoice request:

During performance of this contract -

1.

Essentially equivalent work performed under this contract has not been proposed for funding to another Federal agency;

2.

No other Federal funding award has been received for essentially equivalent work performed under this contract;

3.

Deliverable items submitted under this contract have not been submitted as deliverable items under another Federal funding award;

4.

For SBIR contracts: The subcontracting limitation set forth in this contract was not exceeded except as approved in writing by the Contracting Officer on (insert date of approval or modification number.);

5.

For STTR contracts: The subcontracting limitation set forth in this contract was not exceeded;

6.

For SBIR contracts: The primary employment of the principal investigator (PI) identified in this SBIR contract was with the Contractor, except as approved in writing by the Contracting Officer on (insert date of approval or modification number.); and

7.

For STTR contracts: The primary employment of the principal investigator (PI) identified in this STTR contract was the SBC/Contractor or the research institution (RI). The PI identified in the STTR contract was considered key in the performance of this contract. The SBC/Contractor whether or not the employer of the PI, did exercise primary management direction and control over the PI and was overall responsible for the PI's performance under this contract. Any substitutions of this individual were approved in writing by the Contracting Officer on (insert date of approval or modification number.).

I understand that the willful provision of false information or concealing a material fact in this representation is a criminal offense under Title 18 USC, Section 1001, False Statements, as well as Title 18 USC, Section 287, False Claims.

80NSSC18P2229

(End of clause)

1852.225-71 Restriction on Funding Activity with China (FEB 2012) (Deviation)

(a)  Definition - "China" or "Chinese-owned company" means the People's Republic of China, any company owned by the People's Republic of China or any company incorporated under the laws of the People's Republic of China.

(b)  Public Laws 112-10, Section 1340(a) and 112-55, Section 539, restrict NASA from contracting to participate, collaborate, coordinate bilaterally in any way with China or a Chinese-owned company using funds appropriated on or after April 25, 2011.  Contracts for commercial and non-developmental items are exempted from the prohibition because they constitute purchase of goods or services that would not involve participation, collaboration, or coordination between the parties.

(c)  This contract may use restricted funding that was appropriated on or after April 25, 2011. The contractor shall not contract with China or Chinese-owned companies for any effort related to this contract except for acquisition of commercial and non-developmental items. If the contractor anticipates making an award to China or Chinese-owned companies, the contractor must contact the contracting officer to determine if funding on this contract can be used for that purpose.

(d)  Subcontracts - The contractor shall include the substance of this clause in all subcontracts made hereunder. (End of clause)

1852.232-70 NASA Modification of FAR 52.232-12 (APR 2015)

(a)

Basic Clause. (1) In paragraph (e), Maximum Payment, in the sentence that begins “When the sum of,” change the word "When" to lower case and insert before it: "Unliquidated advance payments shall not exceed $..... at any time outstanding. In addition.…" (2) In paragraph (m)(1), delete "in the form prescribed by the administering office" and substitute "and Standard Form 425, Federal Financial Report.”

(b)

Alternate II (if incorporated in the contract). In paragraph (e), Maximum Payment, in the sentence that begins “When the sum of,” change the word "When" to lower case and insert before it: "Unliquidated advance payments shall not exceed $..... at any time outstanding. In addition.…"

(c)

Alternate V (if incorporated in the contract).

(1)

Substitute the following for paragraph (b): "(b) Use of funds. The Contractor may use advance payment funds only to pay for properly allocable, allowable, and reasonable costs for direct materials, direct labor, indirect costs, or such other costs approved in writing by the administering contracting office. Payments are subject to any restrictions in other clauses of this contract. Determinations of whether costs are properly allocable, allowable, and reasonable shall be in accordance with generally accepted accounting principles, subject to any applicable subparts of Part 31of the Federal Acquisition Regulation, other applicable regulations referenced in Part 31, or Subpart 1831.2."

(2)

In paragraph (d), Maximum Payment, in the sentence that begins “When the sum of,” change the word "When" to lower case and insert before it: "Unliquidated advance payments shall not exceed $..... at any time outstanding. In addition.…"

(3)

In paragraph (j)(1), insert between "statements," and "and" "together with Standard Form 425, Federal Financial Report”.

(4)

If this is a Phase I contract awarded under the SBIR or STTR programs, delete paragraph (a) and substitute the following: "(a) Requirements for payment. Advance payments will be made under this contract upon receipt of invoices from the Contractor. Invoices should be clearly marked "Small Business Innovation Research Contract" or "Small Business Technology Transfer Contract," as appropriate, to expedite payment processing. One- third of the total contract price will be available to be advanced to the contractor immediately after award, another one-third will be advanced three months after award, and the final one-third will be paid upon acceptance by NASA

80NSSC18P2229

of the Contractor's final report. By law, full payment must be made no later than 12 months after the date that contract requirements are completed. The Contractor shall flow down the terms of this clause to any subcontractor requiring advance payments."

(End of clause)

SECTION J – LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

LIST OF ATTACHMENTS

The following documents are attached hereto and made a part of this contract:

Number	Attachment	Date of Attachment	Number of Pages
1	Distribution List	July 2018	1
2	Final Summary Chart Template	July 2018	1
3	IT Security Management Plan Template	July 2018	3
4	Applicable Document List (ADL)	July 2018	6

(End of text)

SECTION K – REPRESENTATIONS, CERTIFICATIONS, AND OTHER STATEMENTS OF OFFERORS OR RESPONDENTS

52.204-19 Incorporation by Reference of Representations and Certifications (DEC 2014)

SECTION L – INSTRUCTIONS, CONDITIONS, & NOTICES TO OFFERORS OR QUOTERS

52.204-7 System for Award Management. (OCT 2016) 1852.227-84 Patent Rights Clauses (APR 2015)

AFRC Distribution List

80NSSC18P2229

	TO:	ADDRESS:	CONTACT INFORMATION:
[ ]	Contractor	Mark Russell HyperSciences, Inc. Company Address	Phone: (509) 994-8577 Email mark@hypersciences.com
[ ]	Principal Investigator	PI: Mark Russell	Phone: (509) 994-8577 Email mark@hypersciences.com
[ ]	Technical Monitor/ COR	Charles Rogers Armstrong Flight Research Center PO Box 273 Edwards CA 93523-0273	Phone: (661) 276-7572 Email: charles.rogers- 1@nasa.gov
	Contracting Officer	NASA Shared Services Center (NSSC) SBIR/STTR Contracting Officer	NSSC-ContactCenter@nasa.gov Phone: 1-877-677-2123
	Financial Management Office	NASA Shared Services Center (NSSC) Financial Management Division (FMD) – Accounts Payable	Phone: 1-877-677-2123
[ ]	New Technology Representative Patent Counsel	Earl Adams New Technology Representative Armstrong Flight Research Center P. O. Box 273 Edwards, CA 93523-0273 Mark Homer David Samuels	earl.s.adams@nasa.gov Phone: 661.276.5307 http://invention.nasa.gov/ mark.w.homer@nasa.gov david.a.samuels@nasa.gov
	Export Administrator	Dave Baptiste Armstrong Flight Research Center Edwards, CA 93523-0273	dave.m.baptiste@nasa.gov Phone: 661.276.7483
	Receiving Office	Transportation Officer NASA Armstrong Flight Research Center Central Receiving Warehouse 6 Bldg. 4876, Lilley Drive Edwards, CA 93524

Project Title

Firm name

PI: <PI Name>, Proposal#: <Proposal Number>

OBJECTIVES

< Uploaded Image >

ACCOMPLISHMENTS

NOTABLE DELIVERABLES PROVIDED

KEY MILESTONES MET

FUTURE PLANNED DEVELOPMENTS

PLANNED POST-PHASE II PARTNERS

PLANNED/POSSIBLE MISSION INFUSION

PLANNED/POSSIBLE COMMERCIALIZATION

CONTRACT (CENTER)	<Contract #> (<Center>)	**SOLICITATION-PHASE**	<Solicitation>-<Phase>
SUBTOPIC	<Subtopic Number> <Subtopic Title>	**TA**	<Technology Area>

TRL

1	2	3	4	5	6	7	8	9
	IN	OUT						

SBIR / STTR

Small Business Innovation Research / Small Business Technology Transfer

IT Security Manage me nt Plan
Firm Name:	Contract No.:
Firm POC and Title:	Contract Performance Period:

This plan describes the processes and procedures that will be followed to ensure appropriate security of IT resources that are developed, processed, or used under this NASA SBIR/STTR contract __________ in accordance with NASA FAR Supplement clause 1852.204-76.

This contract only requires remote access to one NASA IT system, the SBIR/STTR Awardee Firm Electronic Handbook(EHB) at https://ehb8.gsfc.nasa.gov/ contracts/public /firmHome.do.  (System Security Plan: NASA Technology Transfer SystemIP-999-M-ARC-2201), for the electronic submission of contract deliverables, including invoices and technical reports.  Access to this system is managed through the NASA Account Management System (NAMS) that requires obtaining a NASA Agency User ID and profile password through the Identity and Access Management System (IdMAX). This process is initiated upon self-registration in the SBIR/STTR Awardee Firm EHB. Registration in the SBIR/STTR Awardee Firm EHB shall be limited to those persons involved in the contract negotiation and administration processes. All registered personnel will be required to take NASA Online Annual IT Security Training.

The NASA IT system access  (Firm Name)

 shall protect the confidentiality, integrity, and availability of NASA Electronic Information and IT resources and protect NASA Electronic Information from unauthorized disclosure.

As a NASA contractor that processes, manages, transmits, accesses, or stores unclassified electronic information, to include Sensitive But Unclassified (SBU) information, for NASA in support of NASA's missions, programs, projects and/or institutional requirements,    (Firm Name)          personnel shall understand and adhere to the NIST and NASAIT Security requirements, regulations, policies, and guidelines  posted at www.nas  a.gov/offices/ocio/itsecurity/index.html.

SBU information is defined broadly as unclassified information that does  not surpass the thresholds for National Security Classifications, but is pertinent to the national interest of the United States. As such, the Federal government and/or NASA, pursuant to law or policy, require such information to be protected from disclosure, have special handling safeguards, and have prescribed limits on its exchange or dissemination.

Access to any additional NASA IT systems and/or Agency data required during the performance of this contract is disclosed below:

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

1852.237-72 Access to Sensitive Information

The Computer Security Act of 1987, PL 100-235, defines "sensitive information" as "any information, the loss, misuse, or unauthorized access to or modification of   which could adversely affect  the national interest or the conduct of Federal programs, or the privacy to which individuals are entitled under Section 552a of Title 5, United States Code (the Privacy Act) but which has  not been specifically authorized under criteria established by  an executive order or an act of Congress to be kept secret in the interest of national defense or foreign policy."

To assist NASA in accomplishing management activities and administrative functions,  (Firm Name)

 Shall provide the services as  specified in the above referenced contract. If   performing this contract entails access to sensitive information, as defined above,  (Firm Name)        agrees to:1

1.

Utilize any sensitive information coming into its possession only for the purposes of performing the services specified in this contract, and not to improve its own competitive position in another  procurement.

2.

Safeguard sensitive information coming into its possession from unauthorized use and disclosure.

3.

Allow access to sensitive information only to those employees that need it to perform services under this contract.

4.

Preclude access and disclosure of sensitive information to persons and entities outside of the Contractor's organization.

5.

Train employees who may require access to sensitive information about their obligations to utilize it only to perform the services specified in this contract and to safeguard it from unauthorized use and disclosure.

6.

Obtain a written affirmation from each employee that he/she has received and will comply with training on the authorized uses and mandatory protections of sensitive information needed in performing this contract.

7.

Administer a monitoring process to ensure that employees comply with all reasonable security procedures,

report any breaches to the Contracting Officer, and implement any necessary corrective actions.

    (Firm Name)

 recognizes that unauthorized uses or disclosures of sensitive information may result in termination of the contract for default, or in debarment of the Contractor for serious misconduct affecting present responsibility as a government contractor.

General Rules of Behavior

All personnel supporting this project will comply with the following general rules of behavior that concern use, security, and acceptable level of risk for NASA systems. It highlights the need for taking personable responsibility for the security of an information system and the data it contains as an essential part of the job.

1.

Use NASA information systems for lawful, official use and authorized purposes in accordance with current NASA IT security requirements.

2.

Protect and safeguard all NASA information, including that containing personally identifiable information (PII) and Sensitive But Unclassified (SBU) data.

3.

Upon discovery of known or suspected security, report the incidents regardless of whether such action results in the loss of control or unauthorized disclosure of PII or SBU to your firm’s help desk, security manager, or supervisor.

4.

Encrypt all NASA data stored on transportable/mobile computers, laptops, and removable media (items such as removable hard drives, thumb drives, DVDs, compact disks, floppy disks, etc.) when transported outside of the organization.

5.

Read and understand the NASA Web Site Privacy and Security Notices, Web Site Disclaimer, and Accessibility Statement located in the footer prior to logging on the NASA network.

6.

Screen-lock or log off your computer when leaving the work area and log off when departing for the day.

7.

Provide access to any NASA information only after ensuring that  the parties have the proper clearance, authorization and need-to-know.

8.

While in a travel status, minimize the information on your IT system to what is required to perform that particular mission and destroy copies of sensitive data including NASA deliverables when no longer required.

9.

Properly mask and/or label classified, sensitive, and proprietary documents and electronic media in accordance with the NASA IT Security Policies.

10.

Adhere to Separation of Duties principles by understanding conflicting roles and functions within a system or application, and obtain management approval for deviations to perform conflicting roles.

11.

Do not use anonymizer sites on the Internet, which bypass Agency security mechanisms designed to protect systems from malicious Internet sites.

12.

Do not exhibit behavior or actions with, near, or surrounding IT equipment and/or media which would put them in danger or at increased risk, such as but not limited to, destruction, damage, loss, theft, or compromise of data confidentiality, integrity, or availability.

13.

Supervisors must adequately instruct, train, and supervise employees in their responsibilities.

14.

Adhere to at least the minimum password requirements for the system on which you are working.

15.

Do not share account passwords with anyone and protect passwords at the highest classification and sensitivity level of the system to which they apply.

2

Incident Response

In the event that an intentional or inadvertent information security incident occurs affecting the confidentiality, integrity, and availability of information, the firm will  immediately notify the NASA Security Operations Center, or other appropriate NASA officials, including the CO and  COR assigned to the contract.

If any NASA IT system or data, including contract deliverables, is compromised, misused, distorted, lost, or destroyed, the firm will immediately notify the NASA Security Operations Center, or other appropriate NASA officials, including the CO and  COR assigned to the contract.

Additional IT Security Management Procedures

Include any additional Security Management Procedures and Controls. Indicate whether your firm has a NASA approved an IT Security Plan, Risk Assessment, and FIPS 199, Standards for Security Categorization of Federal Information and Information Systems, Assessment in place.

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

    __________________________________________________________________________________________

By signing below,   (Firm Name)

 acknowledges and understands that unauthorized attempts to upload or change information on NASA servers are strictly prohibited and may be punishable by law, including under the Computer Fraud and Abuse Act of 1986 and the National Information Infrastructure Protection Act of 1996. Compliance with applicable laws, policies and standards will be enforced through sanctions commensurate with the level of infraction.

_____________________________________________________________________________________________

Signature of Firm POC:                                                                                         Date:

3

NASA Policy Directives (NPD) and NASA Procedural Requirements (NPR)

Document	Subject	Effective Date
NPR 1382.1	NASA Privacy Procedural Requirements	August 10, 2007
NPD 1382.17H	NASA Privacy Policy	August 24, 2009
NPD 1440.6H	NASA Records Management	March 24, 2008
NPR 1441.1D	NASA Records Retention Schedules (w/Change 4, 1/31/08)	February 24, 2003
NPD 2540.1G	Personal Use of Government Office Equipment Including Information Technology	June 8, 2010
NPD 2800.1B	Managing Information Technology	March 20, 2009
NPR 2800.1B	Managing Information Technology (w/Change 1, 9/17/04)	September 17, 1998
NPD 2810.1D	NASA Information Security Policy	April 9, 2009
NPR 2810.1A	Security of Information Technology (Revalidated with Change 1, dated May 19, 2011)	May 16, 2006
NPD 2830.1	NASA Enterprise Architecture	December 16, 2005
NPR 2830.1	NASA Enterprise Architecture Procedures	February 9, 2006
NPR 7120.7	NASA Information Technology and Institutional Infrastructure Program and Project Management Requirements	November 3, 2008
NPR 2841.1	Identity, Credential, and Access Management	January 6, 2016

NASA Interim Directives (NID)

Document	Subject	Effective Date
NM2810-64	NASA Interim Directive: Information Technology Security and Efficiency Requirements	May 22, 2008

NASA Interim Technical Requirements (NITR)

Document	Subject	Effective Date
NITR 2800_2	Email Services and Email Forwarding	Sep 18, 2009
NITR 2800_1	NASA Information Technology Waiver Requirements and Procedures	Aug 13, 2009
NITR-2830-1B	Networks in NASA IP Space or NASA Physical Space	Feb 12, 2009

IT Security Handbooks (ITS-HBK)

Document	Subject	Effective Date
ITS-HBK-2810.00-01A	Format and Procedures for an IT Security Handbook	Mar 29, 2011
ITS-HBK-2810.00-02	Roles and Responsibilities Crosswalk	Jan 3, 2012
ITS-HBK-2810.02-01	Security Assessment and Authorization	May 6, 2011
ITS-HBK-2810.02-02	Security Assessment and Authorization: FIPS 199 Moderate &	Oct 24, 2012

High Systems
ITS-HBK-2810.02-03	Security Assessment and Authorization: FIPS 199 Low Systems	Oct 24, 2012
ITS-HBK-2810.02-04	Security Assessment and Authorization: Continuous Monitoring–	Oct 24, 2012
Annual Security Control Assessments
ITS-HBK-2810.02-05	Security Assessment and Authorization: External Information Systems	Oct 24, 2012
ITS-HBK-2810.02-06	Security Assessment and Authorization: Extending and Information Systems Authorization to Operate Process and	Oct 24, 2012
Templates
ITS-HBK-2810.02-07	Security Assessment and Authorization: Information System Security Plan Numbering Schema	Nov 10, 2010
ITS-HBK-2810.02-08A	Security Assessment and Authorization: Plan of Action and Milestones (POA&M)	Dec 11, 2013
ITS-HBK-2810.03-01	Planning	May 6, 2011
ITS-HBK-2810.03-02	Planning: Information System Security Plan Template, Requirements, Guidance and Examples	Feb 9, 2011
ITS-HBK-2810.04-01A	Risk Assessment: Security Categorization, Risk Assessment,	October 12, 2012
Vulnerability Scanning, Expedited Patching, & Organizationally Defined Values
ITS-HBK-2810.04-02	Risk Assessment: Procedures for Information System Security Penetration Testing and Rules of Engagement	April 30, 2013
ITS-HBK-2810.04-03	Risk Assessment: Web Application Security Program	April 30, 2013
ITS-HBK-2810.05-01	Systems and Service Acquisition	Nov 21, 2011
ITS-HBK-2810.06-01	Awareness and Training	May 6, 2011
ITS-HBK-2810.07-01	Configuration Management	May 6, 2011
ITS-HBK-2810.08-01	Contingency Planning	Apr 26, 2012
ITS-HBK-2810.08-02	Contingency Planning: Guidance and Templates for Plan	Feb 11, 2011
Development, Maintenance, and Test
ITS-HBK-2810.09-01	Incident Response and Management	May 6, 2011
ITS-HBK-2810.09-02	NASA Information Security Incident Management	Aug 24, 2011
ITS-HBK-2810.09-03	Targeted Collection of Electronic Data	Aug 24, 2011
ITS-HBK-2810.10-01	Maintenance	May 6, 2011
ITS-HBK-2810.11-01	Media Protection	Jul 13, 2012
ITS-HBK-2810.11-02	Media Protection: Digital Media Sanitization	Jul 13, 2012
ITS-HBK-2810.12-01	Physical and Environmental Protection	May 6, 2011
ITS-HBK-2810.13-01	Personnel Security	May 6, 2011
ITS-HBK-2810.14-01	System and Information Integrity	May 6, 2011
ITS-HBK-2810.15-01	Access Control	Sep 4, 2012
ITS-HBK-2810.15-02A	Access Control: Elevated Privileges (EP)	Jan 3, 2012
ITS-HBK-2810.16-01	Audit and Accountability	May 6, 2011

Standards

Memoranda

From	To	Subject	Effective Date	Posted Date
Chief Information Officer	Distribution	Establishment and Maintenance of Secure Communications	2/28/2014	2/28/2014
Deputy Chief Information Officer for Information Technology Security	Distribution	Implementation of National Institute of Standards and Technology Special Publication 800-53, Revision 4	12/19/2013	12/19/2013
Chief Information Officer	Distribution	Minimum Security Requirements for Personal Mobile Devices	8/27/2013	8/27/2013
Office of the Chief Information Officer	Distribution	Delegation of Authorizing Official Designation to Center and Mission Directorate Chief Information Officers	4/2/2013	4/2/2013

Deputy CIO for Information Technology Security	Distribution	NASA ACES Secure Virtual Team Meeting (SVTM) Approved for Secure Meetings and Communications of SBU Data	2/5/13	2/5/13
Chief Information Officer	Distribution	Cancellation of PDM 2012-064 Data At Rest (DAR) Waiver Process and issuance of a new PDM addressing Alternate DAR Encryption Products	1/30/13	1/30/13
Deputy CIO for Information Technology Security	Centerl Mission Directorate Chief Information Officers (CIO)	Configuration Guidance for Computer Operating Systems	12/17/12	12/17/12

Associate Deputy Administrator	All NASA Employees	Breach of Personally Identifiable Information (PII) [Laptop DAR/Encryption]	11/13/12	11/13/12
Chief Information Officer	Center CIOs	Rescinding and/or Archiving Information Technology (IT) Security Memoranda	9/20/2012	9/20/2012
Deputy CIO for Information Technology Security	All NASA Center CIOs	FY2012 FISMA Awareness and Training Reporting Metrics	9/12/2012	9/12/2012
OCIO	Distribution	Acceptance of other Federal IT Security Awareness Training to Satisfy NASA's FISMA Requirements	5/25/2012	5/25/2012
Charles F. Bolden, Jr., NASA Administrator	All NASA Employees	Protection of Sensitive Agency Information	4/3/2012	4/3/2012
CIO, Assistant Administrator Infrastructure	Distribution	Digital Media Sanitization and Disposal Interim Actions for Strategic	8/3/2011	9/16/2011
Chief Information Officer (Acting)	Center CIOs	Delegation of Waiver Authority and Responsibility for Selected Requirements for Managing Elevated User Privileges on NASA IT Devices	9/24/2009	9/24/2009
Assistant Administrator for Security and Program Protection, Chief Information Officer (Acting)	NASA Center Directors	Identity, Credential, and Access Management Business Process Leads	8/27/2009	8/27/2009
Chief Information CIOs, Mission	Officials-in-Charge of Headquarters, Center Officer (Acting) Directorate CIOs	Security and Support Policy for Smartphones	8/3/2009	8/3/2009
Chief Information Officer (Acting)	Officials-in-Charge of Headquarters Offices, NASA Center Directors	Roles and Responsibilities for Protecting NASA Sensitive But Unclassified (SBU) Information	4/27/2009	4/27/2009
Deputy CIO for IT Security	Center CIOs, Center ITSMs	FY 2009 Scanning and Vulnerability Elimination or Mitigation	2/06/2009	2/06/2009
Chief Information Officer	Officials-in-Charge of Headquarters Offices, NASA Center	Personally Identifiable Information (PII) Incident Reporting Directors	1/14/2009	1/14/2009
Chief Information Officer	All NASA Civil Service and Contractor Employees	Policy for Use of Removable Media, Such as USB Thumb Drives	11/21/2008	11/21/2008

Senior Agency Official for Privacy	Official-in-Charge of Headquarters Offices, NASA Center	Personally Identifiable Information (PII) Responsibilities Statement	9/8/2008	9/8/2008
Directors
Chief Information Officer	Center CIOs	Deployment of the Software Refresh Portal	7/30/2008	7/30/2008
Chief	NASA CIOs, Mission	Requirement to Log and Verify Sensitive Data	6/9/2008	6/9/2008
Information Officer	Directorate CIOs, Center ITSMs, Center Human Resources	Extracts
Directors, IEMP
Chief Information Officer	NASA CIOs, Mission Directorate CIOs, Center ITSMs, Center	Remote Access to Personally Identifiable Information (PII)	6/9/2008	6/9/2008
ITSMs, Center Human Resources Directors,
IEMP
Deputy CIO for	Center ITSMs	Clarification on Requirement for Contractors to	6/6/2008	6/6/2008
IT Security		Complete NASA Annual IT Security Awareness Training
Deputy CIO for IT Security	Center CIOs, Center ITSMs	System Security Documentation in RMS	2/20/2008	2/20/2008
Chief	Center CIOs, Deputy	Information Discovery	2/4/2008	2/4/2008
Information Officer	CIOs
Deputy CIO for IT Security	Center CIOs, Center ITSMs	Decision to Cancel Procurement Information Circular (PIC) 04-03 (System Administrator	1/16/2008	1/16/2008
Certification Program)
Chief Information Officer	Official-in-Charge of Headquarters Offices, NASA Center	Release of NPD 2200.1A, Management of NASA Scientific and Technical Information	12/18/2007	12/18/2007
Directors
Deputy CIO for IT Security	Center CIOs, Mission Directorate CIOs	Agency Security Configuration Standards: Federal Desktop Core Configurations	11/15/2007	11/15/2007
Chief Information	Center Chief Information Officers	Designation of FIPS-199 Impact Level for NASA's OAIT Voice Systems	7/10/2007	7/10/2007
Officer
Chief	Center Chief	Designation of FIPS-199 Impact Level for	7/10/2007	7/10/2007
Information Officer	Information Officers	NASA OAIT Data Center Systems
Chief Information	Center Chief Information Officers	Designation of FIPS-199 Impact Level for NASA OAIT LANs	7/10/2007	7/10/2007
Officer
Chief Information Officer (Acting)	Center CIOs, Mission Directorate CIOs	Meeting OMB Memoranda M-06-015 “Safeguarding Personally Identifiable Information;” M-06-016 “Protection of	10/17/2006	10/17/2006
Sensitive Agency Information,” and M-06-019 “Reporting Incidents Involving Personally

Identifiable Information and Incorporating the Cost for Security in Agency Information Technology Investments”
Deputy Administrator	Administrator/Official in-Charge of Headquarters Offices, NASA Center Directors	Meeting NASA Information Technology Security Requirements	7/26/2006	7/26/2006
Deputy CIO for IT Security	Center CIOs	Designation of FIPS-199 Impact Level for NASA OAIT Desktop Systems	04/16/06	04/16/06
Chief Information Officer, Chief of Strategic Communications	Official-in-Charge of Headquarters Offices, NASA Center Directors, Center CIOs, Mission Directorate CIOS	Policy Governing NASA’s Publicly Accessible Web sites	3/16/2006	3/16/2006
Chief Information Officer, Assistant Administrator of Public Affairs	Center CIOs	Update of NASA Web site Linking Policy	12/15/2005	12/15/2005
Chief Information Officer	Center CIOs	Update of NASA Web site Privacy Policy	11/28/2005	11/28/2005

Confirmation of Negotiations

Contract #:	80NSSC18P2229	Firm:	Hypersciences, Inc.
CO:	Julie Delgado	ACN:	Mark Russell

SBIR Proposal # Z9.01-l994 entitled "Low Cost Nano and Micro Satellite Launch Stage and Automated Hypersonic Test Platform" has been negotiated in good faith for $124,290.00 with a period of performance of Q months. An excerpt of agreed-upon terms and conditions are stated below:

Payment Schedule

Invoice	Schedule	Amount
1	Initial Invoice Certification and Invoice - Period of Performance Start Date	$41,430.00
2	Interim Invoice Certification and Invoice -Three (3) months following contract Period of Performance Start Date	$41,430.00
3	Final Report, Final Summary Chart, and Final New Technology Summary Report (NTSR)* - End of Contract Both NTSR and New Technology Report (NTR) are required when there is reportable new technology••	$41,430.00
Total		$124,290.00

Delivery Schedule

Items	Schedule of Events	Due Date	Distribution
1	Initial Invoice Certification	Immediately prior to Initial Invoice submission	Electronic Handbook (EHB)
2	IT Security Management Plan	08/27/2018	EHB
3	Interim Demonstration Report	10/27/2018	EHB
4	Interim Invoice Certification	Immediately prior to Interim Invoice submission	EHB
5

Final Report, Final Summary Chart, and Final New Technology Summary Report (NTSR)*

Final Invoice Certification

Both Final NTSR and New Technology Report (NTR) are required when there ls reportable  new technology••

		End of Contract	Final Report, Final Summary Chart - EHB Final Invoice Certification - EHB Final NTSR/NTR - NITS via EHB

Confirmation of Negotiations

Additional Terms and Conditions:

Please certify below: *Please remember to initial the yellow highlight for "ACN Initial", add your firm's address(es) on Item #5, and sign by "ACN" at the bottom of the document*

Any changes to the certifications below or to the certifications on Form A shall be communicated to your Administrative Contracting Officer within 10 days of the change. MCR **ACN Initial**

#	Description	YES	NO
1	Is the firm a small business concern?	X	
2	Is the Principal Investigator primarily employed by SBC? If no, please explain.	X	
3	Is the SBC owned and operated in the United States? If no, please explain.	X	
4	Will the research be conducted in the United States? If no, please explain.	X	
5	Will the research be conducted at the SBC location? **List each address where the research will be conducted including subcontractor(s)/consultants(s).** **<u>HyperSciences:</u>** Physical (Mark Russell, etc): 522 N Fiske St, Spokane, WA 99202 Raymond Kaminski, HyperSci employee: 360 Nueces Street, Unit 1202, Austin TX 78727 Mailing: 1314 S Grand Blvd Suit 2-133, Spokane WA 99202 **<u>Contractors:</u>** Dr. Carl Knowlen (Contractor): 9527 48th Ave NE Seattle WA 98115 Dr Leon Vanstone (Contractor): 4604 Avenue H, Austin, Texas 78751	X	
6	Has essentially equivalent work under this project been submitted for other Federal funding? If yes, please explain.		X
7	Has funding been received for essentially equivalent work under this project by any other Federal grant, contract, or subcontract? If yes, please explain.		X
8.	Has any proposed key personnel changed? If yes, please explain.		X
9.	Will the proposed subcontractors be utilized on this project? If no, please explain.	X	

Please sign below:

ACN: [signature]

MARK C. Russell, CEO HyperSciences, Inc.

To be completed by negotiating contracting officer below:

CO: JULIE DELGADO Digitally signed by JULIE DELGADO Date: 2018.07.25 08:23:33 -05'00'

Negotiations are hereby closed July 25, 2018